Exhibit No.    Description


99.1 Press Release dated September 3, 2003 titled "John Wiley & Sons, Inc. Reports Revenue and Earnings Increases for the First Quarter of Fiscal Year 2004 (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

ITEM 9:  REGULATION FD DISCLOSURE

               The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to Item 12 Results of Operations and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003). In accordance with General Instructions
               B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the
               Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

               On September 3, 2003, John Wiley & Sons Inc., a New York corporation (the "Company"), issued a press release announcing the Company's financial results for the first quarter of fiscal year 2004. A copy of the Company press release is attached hereto as Exhibit 99.1 and incorporated

Ellis E. Cousens
Executive Vice President, Chief Financial & Operations Officer
John Wiley & Sons, Inc.
(201) 748-6534


                         John Wiley & Sons, Inc.
                  Reports Revenue and Earnings Increases
                    for the First Quarter of Fiscal Year 2004

Hoboken, N.J. September 3, 2003 -- John Wiley & Sons, Inc. (NYSE:JWa) (NYSE:JWb) announced today that first quarter revenue increased 6% over prior year to $219.7 million. Excluding foreign currency translation gains, revenue increased 4%.

Excluding an unusual charge related to the Company's relocation to Hoboken, New Jersey, in the prior year, first quarter net income advanced to $21.8 million from $21.5 million while earnings per share increased to $0.35 from $0.34. Including the unusual charge, net income and EPS in last year's first quarter were $20.0 million and $0.32, respectively.

Operating and administrative expenses increased 9% over last year's first quarter. Excluding the combined effects of foreign currency and expense associated with a small web development company acquired in the second quarter of last fiscal year, the increase was 5%.

"Wiley's results are consistent with our expectations, particularly given the generally soft market conditions around the world and comparisons to last year's strong first quarter. Assuming gradual improvement in market conditions throughout the year, we continue to anticipate mid-to-high single digit increases in revenue and earnings in fiscal year 2004," said President and CEO, William J. Pesce.

Segment Highlights

Professional/Trade  (P/T)
-------------------------
First quarter revenue of Wiley's U.S. P/T business advanced 8% over the same period in the prior year, reflecting the strength of its publishing, marketing and sales programs, as well as improvement in sales returns. In a sluggish retail environment, P/T out-performed the industry, gaining share in its major market segments.

Wiley's technology program had a successful first quarter, a significant accomplishment given the continuing softness in the market. Consumer areas continue to perform well, including digital photography, digital imaging, Photoshop, general PC technology, Windows XP, and home networking. The professional segment continues to be soft.

Wiley's business program exhibited strength amidst challenging market conditions, reflecting healthy backlist sales in leadership, real estate, high-level finance, and accounting. Seven Wiley business titles appeared on major bestseller lists, including Five Dysfunctions of a Team: A Leadership Fable; Home Buying For Dummies; Iron Triangle; Yes, You Can Time the Market; Martha, Inc.; The Ernst & Young Tax Guide 2003; and JK Lasser's Your Income Tax 2003.

Noteworthy  titles  that  were  published  during  the  quarter  include  Modern
Investment by Bob Litterman of Goldman Sachs and Rich in America by Jeffrey Maurer, the CEO of US Trust. Bookselling For Dummies, which was produced with the American Booksellers Association as the official guide for the annual Book Expo in May, was distributed to all independent booksellers in the U.S.

All the Shah's Men: An American Coup and the Roots of Middle East Terror, a high-profile current events title by Stephen Kinzer, was published to great critical acclaim during the first quarter. Top-selling cookbooks during the quarter were Betty Crocker's Cookie Book, Betty Crocker's Cookbook Bridal Edition, and Weight Watchers New Complete Cookbook. Webster's New World foreign language dictionaries also sold well. MTV's reality show, Real World, featured seven Americans working on a travel guide for Wiley's Frommer's series.

Scientific, Technical, and Medical (STM)
----------------------------------------
Wiley's U.S. STM revenue in the first quarter of fiscal year 2004 was slightly lower than last year due to continued sluggish book sales and the impact of the Rowecom bankruptcy on calendar year 2003 journal revenue. Global STM journal revenue performed well, even including the unfavorable effect of the Rowecom bankruptcy, increasing 4% over the prior year.

Wiley InterScience, the Company's online service, experienced significant growth with the number of full-text accesses increasing over 40% from prior year. More than 60% of global journal subscription revenue is generated by Wiley InterScience licenses. Several new licenses were signed during the first quarter. Two institutions, Nanjing University and Northeastern University joined the China Academic Libraries Information System (CALIS) consortium agreement. The CALIS agreement, which is Wiley's first Enhanced Access License in China, has already resulted in a dramatic increase in the number of visits to Wiley InterScience from users in China. New licenses were also signed with Kings College London, the United Arab Emirates University, and the University of New Mexico.

A number of new database products were made available online during the quarter, including the Organic Synthesis Database, the Database of Polymer Properties and AntiBase 2003. Wiley's Current Protocols program has enjoyed a strong start to the year, reflecting the performance of CP Bioinformatics and new CP Online licenses.

Higher Education
----------------
First quarter revenue for the U.S. Higher Education business was up 6% over the comparable prior year period, reflecting growth in the life sciences due to a strong front list, as well as solid performances of the physical sciences and social sciences programs. Industry-wide conditions in engineering continue to be weak. Globally Higher Education revenues increased approximately 8% for the quarter.

During the quarter, Higher Education benefited from the performance of recent revisions including Kieso/Intermediate Accounting 11e; Huffman/Psychology 7e; Davison/Abnormal Psychology 9e; Cutnell/Physics 6e; Kimmel/Financial Accounting 3e; and Tortora and Grabowski/Principles of Anatomy and Physiology 10e.

Wiley is leveraging its investments in technology to help teachers teach and students learn. During the quarter, eGrade Plus was launched for Cutnell and Johnson/Physics 6e, the first product built using Wiley's new technology platform, known as Edugen. This platform enables Wiley to deliver integrated content that is organized around teaching and learning activities.

Higher Education formed a publishing partnership with Editorial Espasa Calpe, a subsidiary of Grupo Planeta, one of the largest Spanish language publishers in the world. Wiley and Espasa will co-develop a textbook and related material for the first-year undergraduate Spanish course. This innovative program will provide students with multimedia access to a comprehensive set of tools that will assist them with pronunciation, vocabulary, and grammar. The program will help students immerse themselves in the language and culture of the Hispanic world through high-quality video segments from a professional television series.

Europe
------
First quarter revenue in Wiley's European segment increased 6%, but was down 3% excluding the effect of foreign currency translation gains. Strong journal performance from Wiley-VCH in Germany was more than offset by weak book sales in the UK. Strength in journals came from the European Journal of Organic Chemistry, the Numerical Methods in Engineering journal, the European Journal of Inorganic Chemistry, and a group of five polymer publications. In addition, Angewandte Chemie, one of the leading international chemistry research journals, performed well.

In May, Wiley launched a Website it developed for the European Peptide Society (www.eurpepsoc.com), as well as new revenue-generating features (advertorials and HTML email newsletters) for two communities of interest portals, spectroscopyNOW.com and separationsNOW.com.

Wiley Europe renewed its contract with The Pathological Society of Great Britain and Northern Ireland to publish the Journal of Pathology, as well as with the Biometrical Society to publish the Biometrical Journal. The Company also renewed its license with the UK National Electronic Health Library, which provides online access to the Cochrane Systematic Reviews in the UK. Wiley formed a partnership with The Cochrane Collaboration in March to publish these online databases, which are widely regarded as the world's most authoritative source of information on the effectiveness of health care interventions. In addition to enhancing Wiley's medical publishing program with the addition of prestigious content, the partnership established a major presence for the Company in the rapidly emerging area of medical informatics.

Wiley Europe formed an alliance with IASeminars for accountancy and finance titles, giving the Company access to their customer base of 50,000 professionals throughout Europe. In addition, an agreement was concluded with Cyberlibris, to feature 150 Wiley titles in this European digital library service for business schools and corporate institutional training centers.

Asia, Australia & Canada
------------------------
First quarter revenue in Asia, Australia, and Canada increased 11%, or 2% excluding the effect of foreign currency translation gains. Strong Higher
Education sales, driven principally by market share gains in Canada, were tempered somewhat by soft revenue in Australia. In spite of the lingering effect of the SARS outbreak, Asia reported growth in the first quarter, reflecting continued gains in China and India.

The Dollar Crisis, by financial analyst Richard Duncan, received extensive global publicity that propelled it to the #17 bestseller on Amazon.com. A Wiley Australia Wrightbooks title, From 0 to 130 Properties in 3.5 Years, by Steve McKnight, published during the quarter to great acclaim.

For the seventh time in eight years, Wiley Australia won Secondary Publisher of the Year at the Awards for Excellence in Educational Publishing conference. Two Higher Education titles received awards: Jones/Investments: Analysis and Management won best adaptation and Davidson/Management: An Australian Perspective 2e won best teaching and learning package.

Special Item

Wiley completed the relocation of the Company's headquarters to Hoboken, New Jersey in the first quarter of fiscal year 2003 and reported an unusual charge for costs associated with the relocation of approximately $1.5 million after-tax or $.02 cents per share.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995

This report contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; and (viii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Conference Call

John Wiley & Sons, Inc., will hold a conference call on Wednesday, September 3, 2003, at 10:30 a.m. (EDT) to discuss its financial results for the first quarter of fiscal year 2004. The call will include a brief management presentation followed by a question and answer session. To participate in the conference call, please dial the following number approximately ten minutes prior to the scheduled starting time: (800) 406-5345

International callers may participate by dialing: (913) 981-5571

A replay of the call will be available from 1:30 p.m. (EDT) on Wednesday, September 3 through midnight (EDT) on Wednesday, September 9 by dialing (888) 203-1112 or (719) 457-0820 and entering Passcode 132692.

A      live      audio       Webcast      will      be       accessible       at
http://www.wiley.com/go/communications.   A  replay  of  the  Webcast   will  be
accessible for 14 days afterwards.

Founded in 1807, John Wiley & Sons, Inc., provides must-have content and services to customers worldwide. Its core businesses include scientific, technical, and medical journals, encyclopedias, books, and online products and services; professional and consumer books and subscription services; and educational materials for undergraduate and graduate students and lifelong learners. Wiley has publishing, marketing, and distribution centers in the United States, Canada, Europe, Asia, and Australia. The Company is listed on the New York Stock Exchange under the symbols JWa and JWb. Wiley's Internet site can be accessed at http://www.wiley.com.

                        JOHN WILEY & SONS, INC.
                        SUMMARY OF OPERATIONS
                        FOR THE FIRST QUARTER
                     ENDED JULY 31, 2003 AND 2002
             (in thousands, except per share amounts)


                                                                First Quarter
                                                                Ended July 31,
                                            ----------------------------------------------------

                                                        2003            2002           % Change
                                            -----------------------------------        ---------

Revenues                                          $     219,660         206,437              6%

Costs and Expenses

      Cost of Sales                                      72,109          68,721              5%
      Operating and Administrative Expenses             112,043         102,367              9%
      Amortization of Intangibles                         2,330           2,176              7%
      Unusual Item - Relocation Expenses (A)                  -           2,465
                                                    -----------     -----------

      Total Costs and Expenses                          186,482         175,729              6%
                                                    -----------     -----------

Operating Income                                         33,178          30,708              8%
      Operating Margin                                    15.1%           14.9%


Interest Expense, Net                                     1,260           1,737
                                                    -----------    ------------

Income Before Taxes                                      31,918          28,971             10%

Provision (Benefit) for Income Taxes                     10,118           8,941
                                                   -------------   ------------

Net Income                                        $      21,800          20,030              9%
                                                   ============    ============

Income Per Share

      Diluted                                     $        0.35            0.32             10%

      Basic                                       $        0.35            0.32



Reconciliation of Unusual Items
-------------------------------
Net Income (Loss) as Reported                     $      21,800          20,030
Relocation Expense, Net of Tax (A)                            -           1,479

                                                   ------------    ------------
    Net Income Before Unusual Items               $      21,800          21,509              1%
                                                   ============    ============



Income (Loss) Per Share-Diluted as Reported       $        0.35            0.32

Relocation Expense, Net of Tax (A)                            -            0.02

Net Income Per Share-Diluted Before Unusual Items $        0.35            0.34              2%
                                                   ============     ===========


Average Shares
      Diluted                                            62,964          63,573
      Basic                                              61,686          61,658


(A) The Company completed the relocation of its headquarters to Hoboken, N.J. in the first quarter of fiscal year 2003. An unusual charge for costs associated with the relocation of approximately $1,479 after tax or $.02 per share was reported.

                          JOHN WILEY & SONS, INC.
                              SEGMENT RESULTS
                         FOR THE FIRST QUARTER
                     ENDED JULY 31, 2003 AND 2002
              (in thousands, except per share amounts)


                                                                     First Quarter
                                                                     Ended July 31,
                                                        ----------------------------------
                                                                  2003               2002               % Change
                                                        -----------------  ---------------         ------------------
Revenues
---------------------------------------
US Segment
      Professional/Trade                                   $         76,144             70,181                  8%
      Scientific, Technical and Medical                              41,707             42,457                 -2%
      Higher Education                                               47,768             44,915                  6%
                                                                 ----------         ----------
Total US                                                            165,619            157,553                  5%
European Segment                                                     50,583             47,892                  6%
Asia, Australia & Canada Segment                                     23,396             21,160                 11%
Intersegment Sales Eliminations                                     (19,938)           (20,168)                -1%
                                                                 ----------         ----------
Total Revenues                                             $        219,660            206,437                  6%
                                                                 ==========         ==========

Direct Contribution to Profit
US Segment
      Professional/Trade                                   $         18,188             14,292                 27%
      Scientific, Technical and Medical                              20,716             20,317                  2%
      Higher Education                                               18,684             18,158                  3%
                                                                 ----------         ----------
Total US                                                             57,588             52,767                  9%
European Segment                                                     15,422             16,036                 -4%
Asia, Australia & Canada Segment                                      4,143              3,612                 15%
                                                                 ----------         ----------
Total Direct Contribution to Profit (A)                              77,153             72,415                  7%

Shared Services and Administrative Costs
      Distribution                                                  (11,261)           (11,054)                 2%
      Information Technology & Development                          (11,801)            (8,522)                38%
      Finance                                                        (7,051)            (7,367)                -4%
      Other Administration                                          (13,862)           (12,299)                13%
                                                                 ----------         ----------
Total Shared Services and Admin. Costs                              (43,975)           (39,242)                12%

Unusual Item - Relocation Expenses (A)                                    -             (2,465)

                                                                 ----------         ----------
Operating Income                                           $         33,178             30,708
                                                                 ==========         ==========


(A) The Company completed the relocation of its headquarters to Hoboken, N.J. in the first quarter of fiscal year 2003. An unusual charge for costs associated with the relocation of approximately $1,479 after tax or $.02 per share was reported.

                       JOHN WILEY & SONS, INC.
             CONDENSED STATEMENTS OF FINANCIAL POSITION
                           (in thousands)

                                                                                         July 31,                   April 30,
                                                                                ----------------------------   -------------------
                                                                                    2003              2002            2003
                                                                                ----------         ---------   -------------------
Current Assets

       Cash & cash equivalents                                           $           8,085             9,850            33,241
       Accounts receivable                                                         134,802           130,653           120,057
       Inventories                                                                  83,210            80,051            83,337
       Other current assets                                                         39,826            50,659            47,209
                                                                                  --------           -------          --------
       Total Current Assets                                                        265,923           271,213           283,844
Product Development Assets                                                          61,397            57,388            60,842
Property and Equipment                                                             114,599            95,827           114,870
Goodwill                                                                           193,354           190,501           192,186
Intangible Assets                                                                  280,105           281,310           280,872
Other Assets                                                                        22,034            21,858            23,358
                                                                                  --------           -------          --------
       Total Assets                                                                937,412           918,097           955,972
                                                                                  ========           =======          ========
Current Liabilities
       Notes Payable & Current portion of long-term debt                            45,000            55,000            35,000
       Accounts and royalties payable                                               79,110           103,264            71,296
       Deferred subscription revenues                                               84,198            82,097           131,392
       Accrued income taxes                                                         12,198            13,652             7,953
       Other accrued liabilities                                                    56,675            66,434            77,624
                                                                                 ---------           -------          --------
       Total Current Liabilities                                                   277,181           320,447           323,265
Long-Term Debt                                                                     200,000           235,000           200,000
Accrued Pension liability                                                           51,493            28,373            54,909
Other Long-Term Liabilities                                                         28,183            22,760            28,190
Deferred Income Taxes                                                                5,847            14,572             5,604
Shareholders' Equity                                                               374,708           296,945           344,004
                                                                                 ---------          --------          --------
       Total Liabilities & Shareholders' Equity                          $         937,412           918,097           955,972
                                                                                 =========          ========          ========

                                     CONDENSED STATEMENTS OF CASH FLOWS

                                                                                       First Quarter
                                                                                      Ended July 31,
                                                                        ------------------------------------
                                                                                2003              2002
                                                                        ----------------     ---------------
Operating Activities

       Net income                                                        $          21,800            20,030
       Amortization of intangibles                                                   2,330             2,176
       Amortization of composition costs                                             7,511             7,113
       Depreciation of property and equipment                                        7,083             4,219
       Other non-cash items                                                         14,437            18,207
       Net change in operating assets and liabilities                              (67,975)          (59,347)
                                                                                 ---------           -------
       Cash Provided By (Used for) Operating Activities                            (14,814)           (7,602)

Investing Activities
       Additions to product development assets                                    (12,885)            (9,181)
       Additions to property and equipment                                         (5,633)           (25,510)
       Acquisition of publishing assets, net of cash acquired                      (1,006)            (7,812)
                                                                                 ---------           -------
       Cash Used for Investing Activities                                         (19,524)           (42,503)

Financing Activities
       Borrowings of short-term debt                                               10,000             25,000
       Cash dividends                                                              (4,035)            (3,094)
       Purchase of treasury shares                                                      -             (3,531)
       Proceeds from issuance of stock on option exercises & other                  2,633              1,125
                                                                                  --------          --------
       Cash Provided by (Used for) Financing Activities                             8,598             19,500

Effects of Exchange Rate Changes on Cash                                              584                750
                                                                                  --------          --------

Decrease in Cash and Cash Equivalents for Period                         $        (25,156)           (29,855)
                                                                                  ========          ========